UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Company's telephone number, including area code: (502) 366-3452

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

MidCap Loan Agreement

On February 29, 2016, Industrial Services of America, Inc. (the “Company”) and each of its wholly-owned subsidiaries entered into a Loan and Security Agreement with MidCap Business Credit LLC (“MidCap” and the “MidCap Loan Agreement”), pursuant to which MidCap granted the Company a revolving line of credit of up to $6 million (the “Revolver”). The interest rate provided for in the MidCap Loan Agreement is equal to the prime rate plus 2.50%.

Pursuant to the MidCap Loan Agreement, MidCap agreed to loan the Company up to the lesser of (A) $6 million; and (B)(i) 85% of the value of the Company’s eligible domestic accounts receivable (“Qualified Accounts”), plus (ii) the lesser of (x) $2.5 million and (y) 75% of the net orderly liquidation value of eligible inventory, plus (iii) the lesser of (x) $500,000 and (y) 40% of appraised net forced liquidation value of eligible fixed assets (the “Equipment Sublimit”), less (iv) any amount which MidCap may require from time to time in order to secure amounts owed to MidCap under the MidCap Loan Agreement. The Equipment Sublimit shall amortize monthly on a straight-line basis over sixty (60) months with no reduction to the overall line of credit availability. The requirement of MidCap to make loans under the MidCap Loan Agreement is subject to certain standard conditions and requirements.

Effective March 1, 2016, MidCap advanced the Company $472,569.55 under the MidCap Loan Agreement.

Proceeds from the MidCap Loan Agreement were used to pay transaction expenses, to provide for working capital needs, and to repay in full the remaining balance of the Company’s revolving line of credit with Wells Fargo Bank, National Association (“Wells Fargo”).

The Company agreed to pay MidCap certain fees in connection with the MidCap Loan Agreement, including (a) a non-refundable facility fee equal to 1.0% of the $6 million credit limit ($60,000), which was due upon the Company’s entry into the MidCap Loan Agreement, and is due on each anniversary thereafter; (b) reimbursement for MidCap’s audit fees incurred from time to time; (c) a collateral monitoring fee equal to 0.275% of the average daily balance of the Revolver; and (d) an unused credit line fee equal to 0.5% per annum times the daily average undrawn portion of the $6 million credit limit. Interest and monthly fees under the MidCap Loan Agreement are payable monthly in arrears.
The MidCap Loan Agreement contains customary representations, warranties, and covenants for facilities of similar nature and size as the MidCap Loan Agreement, and requirements for the Company to indemnify MidCap for certain losses. The MidCap Loan Agreement also includes various covenants (positive and negative), binding the Company and its subsidiaries, including: (i) not permitting the availability for loans under the MidCap Loan Agreement to ever be less than $350,000 (which covenant may be replaced by a Fixed Charge Coverage Ratio (“FCCR”) covenant once the Company has achieved a FCCR of 1.0x on an annualized basis); (ii) prohibiting the Company from creating liens on any collateral pledged under the MidCap Loan Agreement, subject to certain exceptions; (iii) prohibiting the Company from entering into any merger, acquisition, joint venture, or partnership; and (iv) prohibiting the Company from paying any dividends, advancing any money to any person, guarantying any debt, creating any indebtedness in excess of $750,000, and entering into any transactions with affiliates on terms more favorable than those of an arms-length third party transaction.
The Company is also prohibited from paying any management, consulting, or advisory fees to any affiliates, except for the payment of regularly scheduled management fees (including payment of the “Management Fee” and “Bonus,” in each case, to Algar, Inc. (“Algar”) pursuant to the Management Services Agreement, dated as of December 1, 2013 (the “Management Agreement”), between the Company and Algar). Within 30 days of the Midcap Loan Agreement’s effective date, the Company must provide MidCap with evidence of a settlement of all outstanding amounts due to Algar under the Management Agreement, which settlement must reflect, among other things, the unpaid management fees due to Algar in the amount of $75,000 (after giving effect to the $25,000 cash payment the Company will make to Algar for unpaid management fees).
The MidCap Loan Agreement includes customary events of default for facilities of a similar nature and size as the MidCap Loan Agreement, including without limitation (i) the occurrence of any event resulting in any indebtedness from any lender other than MidCap to be accelerated or to provide the right of such lender to accelerate the debt; (ii) the entry of any judgment against the Company or its subsidiaries which is not satisfied or appealed within 30 days; (iii) the occurrence of any event that Midcap believes, using reasonable business judgment, would impair the Company or its subsidiaries’ ability to perform under the MidCap Loan Agreement or cause any material adverse change in the business or financial condition of the Company; (iv) any event, transaction or occurrence as a result of which Sean Garber ceases to be employed as the President of the Company, unless a successor acceptable to MidCap is appointed within 60 days; and (iv) the occurrence of any uninsured loss, theft, damage or destruction to any material asset(s) of the Company or its subsidiaries.
Upon the occurrence of an event of default, MidCap can declare all amounts due to MidCap immediately due and payable, charge the Company default interest, which is equal to 3% per annum above the then applicable interest rate in effect, and MidCap can take action to enforce its security interests over the collateral provided for in the MidCap Loan Agreement. If the MidCap Loan Agreement is terminated by MidCap upon the occurrence of an event of default, the Company must pay MidCap a termination fee of (i) $120,000 if the termination occurs on or before the first anniversary of the MidCap Loan Agreement, and (ii) $60,000 if the termination occurs after the first anniversary of the MidCap Loan Agreement (collectively, the “Termination Fee”). No termination fee is required, however, if after 18 months the MidCap Loan Agreement is refinanced by an FDIC insured institution.
The MidCap Loan Agreement continues in effect until February 28, 2018, subject to right of the parties, subject to mutual agreement, to extend such rights and agreement, provided that the Company has the right to terminate the MidCap Loan Agreement at any time with 60 days prior written notice. If the Company terminates the MidCap Loan Agreement, it is required to pay MidCap the applicable Termination Fee, subject to certain exceptions in the MidCap Loan Agreement. The Company also has the right to terminate the MidCap Loan Agreement without providing 60 days’ prior notice so long as it pays MidCap the equivalent amount of interest which would have been due (as calculated in the MidCap Loan Agreement) for such 60-day period, along with the applicable Termination Fee.
The Company also entered into a Revolving Note (the “MidCap Note”) to evidence amounts borrowed from MidCap from time to time under the MidCap Loan Agreement. Interest on the MidCap Note accrues at a fluctuating rate equal to the aggregate of: (i) the prime rate then effect, and (ii) 2.50% per annum, or at such other rate mutually agreed on from time to time by the parties, based upon the balance owing under the MidCap Note at the close of each day. The Company and each of its subsidiaries subject to the MidCap Loan Agreement are jointly and severally liable for the repayment of any amounts owed under the MidCap Note. The Company granted MidCap a first priority security interest in all of the Company’s assets.
The foregoing descriptions of the MidCap Loan Agreement and MidCap Note do not purport to be complete and are qualified in their entirety by reference to the MidCap Loan Agreement and MidCap Note, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Pledge and Security Agreement; Guaranty and Suretyship Agreement

As security for the MidCap Loan Agreement, the Company and each of its wholly-owned subsidiaries granted MidCap a first priority security interest in all of their assets pursuant to a Pledge and Security Agreement, and each of the Company’s subsidiaries guaranteed the Company’s obligations under the MidCap Loan Agreement pursuant to a Guaranty and Suretyship Agreement.
The foregoing descriptions of the Pledge and Security Agreement and the Guaranty and Suretyship Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Pledge and Security Agreement and the Guaranty and Suretyship Agreement, copies of which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As of March 1, 2016, in connection with entry into the MidCap Loan Agreement as described in Item 1.01 above, the Company repaid in full the remaining balance of the Company’s revolving line of credit with Wells Fargo. The material terms of the Company’s Credit Agreement with Wells Fargo dated as of June 13, 2014, subsequently amended, including the terms relating to the revolving line of credit, have been previously reported on Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 19, 2014, January 15, 2015 and November 12, 2015.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

ITEM 7.01 REGULATION FD DISCLOSURE.

On March 2, 2016, the Company issued a press release announcing the MidCap Loan Agreement and the related transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit No.     Description

10.1	Loan and Security Agreement dated as of February 29, 2016 between the Company, its subsidiaries and MidCap Business Credit LLC.

10.2	Revolving Note made by the Company to the order of MidCap Business Credit LLC in face principal amount of $6,000,000

10.3	Pledge and Security Agreement dated as of February 29, 2016 between the Company, its subsidiaries and MidCap Business Credit LLC.

10.4	Guaranty and Suretyship Agreement of the Company’s subsidiaries as guarantors for the benefit of MidCap Business Credit LLC

99.1	Press Release dated March 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date:	March 2, 2016	By:	/s/ Orson Oliver
Orson Oliver
Interim Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.     Description

10.1	Loan and Security Agreement dated as of February 29, 2016 between the Company, its subsidiaries and MidCap Business Credit LLC.

10.2	Revolving Note dated as of February 29, 2016.

10.3	Pledge and Security Agreement dated as of February 29, 2016 between the Company, its subsidiaries and MidCap Business Credit LLC.

10.4	Guaranty and Suretyship Agreement dated as of February 29, 2016 between the Company, its subsidiaries and MidCap Business Credit LLC.

99.1	Press Release dated March 2, 2016.